Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES OFFERING OF SENIOR SECURED SECOND LIEN NOTES

RUTLAND, VERMONT (June 24, 2009) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, announced today that it intends to offer $205 million aggregate principal amount of senior secured second lien notes due 2014 (the “Notes”).

The net proceeds from the offering will be used to repay a portion of the borrowings under the company’s existing senior secured credit facility.  The offering will be conditioned on the closing of a new senior secured first lien credit facility which will be used to refinance the balance of the borrowings under the company’s existing senior secured credit facility.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these Notes, nor shall there be any sale of these Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.  This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

As previously described in the annual report on Form 10-K filed with the Securities and Exchange Commission on June 16, 2009, the company also noted that its independent registered public accounting firm’s report on its financial statements as of April 30, 2009 expressed doubt about its ability to continue as a going concern.  Following the closing of the offering of the Notes, the company will engage its independent registered accounting firm to re-audit its financial statements for the 2009 fiscal year. The company expects that the opinion on these re-audited financial statements will eliminate the explanatory paragraph about its ability to continue as a going concern.

About Casella Waste Systems, Inc.

Casella Waste Systems is an integrated solid waste and resource management company headquartered in Rutland, Vermont. For further information, investors should contact Ned Coletta, director of investor relations at (802) 772-2239; or visit the company’s website at http://www.casella.com.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These

forward-looking statements can generally be identified as such by the context of the statements, including words such as the company “believes,” “expects,” “anticipates,” “plans,” “may,” “will,” “would,” “intends,” “estimates” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: the company’s ability to consummate the issuance of the Notes, the company’s ability to complete the refinancing of its senior secured credit facility; current economic conditions have adversely affected our revenues and our operating margin and as a result we would be in default under our senior secured credit facility but for a waiver we have obtained which will cease to be effective if we do not successfully complete our refinancing described above in this press release before July 31, 2009; we may be unable to reduce costs or increase revenues sufficiently to achieve estimated EBITDA and other targets; landfill operations and permit status may be affected by factors outside our control; we may be required to incur capital expenditures in excess of our estimates; fluctuations in the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates; and we may incur environmental charges or asset impairments in the future. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-K for the year ended April 30, 2009. We do not necessarily intend to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required.